UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 17, 2025

Date of report (Date of earliest event reported)

IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive	902 Broadway, Floor 20
Mississauga, Ontario, Canada L5K 1B1	New York, New York, USA 10010
(905) 403-6457	(212) 821-0142

(Address of principal executive offices, zip code, telephone numbers)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2025, IMAX Corporation (the “Company”) and Richard L. Gelfond, the Company’s Chief Executive Officer, entered into a third amendment (the “Amendment”) to Mr. Gelfond’s existing employment agreement with the Company dated November 8, 2016, previously amended effective January 1, 2020 and January 1, 2023. The Amendment, which is effective as of January 1, 2026, extends the term of the existing employment agreement to December 31, 2028. Mr. Gelfond will continue to receive an annual base salary of $1.2 million and be eligible to receive a target annual bonus of 100% of his base salary, which bonus is capped at 200% of his base salary.

Pursuant to the Amendment, as soon as practicable after each of January 1, 2026, 2027, and 2028, Mr. Gelfond shall be granted restricted share units having a grant date value of $3,500,000 that vest in three equal installments on each of the first three anniversaries of the date of grant (the “RSUs”) and performance stock units having a grant date value of $3,500,000 that vest based upon the achievement of certain performance criteria over a three-year performance period extending from January 1 of the year of grant to December 31 of the second year following the year of grant (the “PSUs”), in each case subject to Mr. Gelfond’s continued employment through the applicable vesting date unless the “Service Factor” provision in the Company’s Second Amended and Restated Long-Term Incentive Plan (the “LTIP”) applies. With respect to the PSUs, the number of common shares that Mr. Gelfond may receive upon settlement depends upon achievement of pre-specified performance metrics and ranges from 0% to 200% of the PSUs granted, with 60% of the PSUs eligible to performance-vest based upon the achievement of an EBITDA-based performance condition, and 40% eligible to performance-vest based upon the achievement of a relative total shareholder return performance condition.

Mr. Gelfond’s severance or compensation terms, as applicable, remain the same as those previously disclosed by the Company, except that (i) Mr. Gelfond’s right to severance upon a termination of employment by the Company without cause or by Mr. Gelfond for good reason applies to any such termination occurring prior to December 31, 2028; (ii) upon a termination of employment by the Company without cause or by Mr. Gelfond for any reason, Mr. Gelfond’s (A) unvested equity awards will, pursuant to the Service Factor under the LTIP, continue to vest in accordance with their original vesting schedules (in the case of PSUs, subject to the achievement of their original performance conditions) and (B) outstanding stock options shall remain exercisable for the duration of the original terms (provided that, in the case of a resignation by Mr. Gelfond without good reason and pursuant to the LTIP, Mr. Gelfond provides the Company with a written notice of intent to resign at least six months prior to Mr. Gelfond’s final day of employment with the Company); and (iii) if, following December 31, 2028, the Company does not offer to continue Mr. Gelfond’s employment on substantially similar terms or if Mr. Gelfond elects to retire, Mr. Gelfond’s (A) unvested equity awards will, pursuant to the Service Factor provision in the LTIP, continue to vest in accordance with their original vesting schedules (in the case of PSUs, subject to the achievement of their original performance conditions) and (B) outstanding stock options shall remain exercisable until the shorter of (1) their original term and (2) two years from the termination of the employment.

All other material terms and conditions of the existing employment agreement remain the same.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: July 17, 2025	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Kenneth I. Weissman
	Name:	Kenneth I. Weissman
	Title:	Deputy General Counsel & Corporate Secretary

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